Exhibit 10.2

VOTING AND SELL-DOWN AGREEMENT

VOTING and SELL-DOWN AGREEMENT, dated as of July 11, 2018 (this “Agreement”), by and between ConnectOne Bancorp, Inc., a New Jersey corporation and registered bank holding company (the “Company”) and Mr. Kenneth J. Torsoe (the “Shareholder”), in his capacity as the Beneficial Owner (as defined below) of shares of common stock of Greater Hudson Bank, a New York chartered commercial bank ( “GHB”), as set forth on Schedule 1 to this Agreement.

RECITALS

A. Concurrently with the execution of this Agreement, GHB and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides, among other things, for the merger (the “Merger”) of the GHB with and into ConnectOne Bank, the Company’s wholly owned bank subsidiary (the “Bank”) upon the terms and subject to the conditions set forth therein.

B. As of the date hereof, the Shareholder is the Beneficial Owner (as defined below) of that number of shares of GHB Common Stock (including, for purposes of this Agreement, all shares or other voting securities into which any shares of GHB Common Stock may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities that may be declared in respect of such shares of GHB Common Stock), the “GHB Common Shares”) set forth on Schedule 1. The record owners of such GHB Common Shares, to the extent Shareholder is not the record owner, are also set forth on Schedule 1. Schedule 1 also sets forth shares held by members of the Shareholder’s family, but of which Shareholder is not the Beneficial Owner (“Additional GHB Common Shares”).

C. In the Merger, holders of shares of GHB Common Shares will receive shares of Company common stock, no par value per share, in accordance with the terms of the merger Agreement (the “Company Common Stock”)

D. As a condition to the Company’s willingness to enter into and perform its obligations under the Merger Agreement, the Shareholder has agreed to enter into this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1 Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

1.2 Other Definitions. For the purposes of this Agreement:

“Additional Shares” means those shares of Company Common Stock into which the Additional GHB Common Shares are converted pursuant to the terms of the Merger Agreement and which are held by members of the Shareholder’s family.

“Affiliate” shall have the meaning ascribed to such term in Rule 405 under the Securities Act of 1933, as amended, provided that GHB and its Subsidiaries shall not be deemed to be Affiliates of the Shareholder.

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

“Jointly Owned Shares” means the GHB Common Shares Beneficially Owned by the Shareholder as of the date of this Agreement and the GHB Common Shares of which the Shareholder acquires Beneficial Ownership after the date hereof until and including the applicable record date, for which the Shareholder has joint or shared voting power with the Shareholder’s spouse.

“Owned Shares” means the GHB Common Shares Beneficially Owned by the Shareholder as of the date of this Agreement and GHB Common Shares of which the Shareholder acquires Beneficial Ownership after the date hereof until and including the applicable record date, for which the Shareholder has sole voting power.

“Shares” means, as of any given date, any GHB Common Shares Beneficially Owned or Controlled by the Shareholder and any other voting securities of GHB Beneficially Owned or Controlled by the Shareholder (including shares issuable upon exercise of any instrument exercisable for GHB Common Shares of other voting securities of the GHB), and those shares of Company Common Stock into which the GHB Common Shares Beneficially Owned or Controlled by the Shareholder are converted pursuant to the terms of the Merger Agreement.

“Restricted Transfer Termination Date” means the soonest of (i) the date on which the Merger Agreement is terminated in accordance with its terms, (ii) the Effective Time, (iii) the date, if any, on which the Company releases the Shareholder from the Shareholder’s obligations hereunder and (iv) the date immediately following the date, if any, on which GHB’s shareholders approve all of the GHB Shareholder Matters.

“Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting, investment or dispositive power of such security.

II. PROXY

2.1 Irrevocable Proxy. Shareholder is hereby delivering an irrevocable proxy (the “Proxy”) in the form and substance of Schedule 2 hereto appointing, to the extent permitted by law, the Board of Directors of the Company as his proxy with regard to all matters on which a shareholder vote of the Company may be requested. Such proxy shall provide that all Shares Beneficially Owned, owned of record or controlled by the Shareholder shall be voted by the Board of Directors of the Company in the same manner and proportion as are the outstanding voting shares of the Company other than those subject to the Proxy. The Proxy shall become effective at the Effective Time, and shall remain in effect until the aggregate of (i) the Shares Beneficially Owned, owned of record or controlled by the Shareholder and (ii) the Additional Shares shall constitute less than 4.99% of the Company’s total number of outstanding common shares (the “Maximum Threshold”).

III. SELL-DOWN

3.1 Sale of Shares. Commencing after the Effective Time, Shareholder may undertake bona fide sales to third parties of Shares. Such sales shall be undertaken by Shareholder in such manner as he shall deem appropriate, and to which Company must consent (such consent to not be unreasonably withheld), and which may involve block trades of Shares, placing Shares through a placement agent or selling Shares through an underwritten offering. Commencing after the Effective Time, Shareholder shall provide the Company with quarterly reports as to the number of Shares over which he continues to have Beneficial Ownership, record ownership or control, and the number of additional Shares, until such time as the aggregate amount of (i) Shareholder’s Beneficial Ownership, record ownership or control of Shares and (ii) the Additional Shares is at or below the Maximum Threshold.

IV. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company as follows:

(a) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the Company and complies with all applicable laws, constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or by general equity principles).

(b) Ownership. As of the date hereof, the number of Owned Shares, and the record owners of such shares, are listed on Schedule 1. As of the date hereof, the Owned Shares set forth on Schedule 1 constitute all of the shares of GHB Common Stock or of any other voting security of GHB held of record or Beneficially Owned by the Shareholder or any of the Shareholder’s Affiliates. With respect to the Owned Shares, the Shareholder has sole voting power and sole power of disposition. The Shareholder has the power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable banking laws and federal securities laws and the terms of this Agreement. The record owner of the Owned Shares has good title to the Owned Shares, free and clear of any Liens.

(c) No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations under this Agreement will not, (x) assuming compliance with applicable banking laws and federal securities laws, conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Shareholder, the Owned Shares (or any record or beneficial owner thereof) or by which any of his assets or properties is bound or (y) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of the Shareholder (or, so far as the Shareholder is aware, after due inquiry, any record or beneficial owner of the Owned Shares) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder (or, so far at the Shareholder is aware, after due inquiry, any record or beneficial owner of the Owned Shares) is a party or by which the Shareholder (or, so far at the Shareholder is aware, after due inquiry, any record or beneficial owner of the Owned Shares) or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.2 No Inconsistent Agreement; No Contrary Action. The Shareholder hereby represents, covenants and agrees that, except for actions taken in furtherance of this Agreement, (x) he has not entered, and shall not enter at any time while this Agreement remains in effect, into any formal or informal voting agreement or voting trust with respect the Owned Shares; (y) he has not taken, and agrees that he will not take or commit to take at any time while this Agreement remains in effect, any action that would make any representation or warranty of the Shareholder inaccurate; and (z) he will take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

V. GENERAL

5.1 Governing Law; Jurisdiction. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to principles of conflict of laws that would apply the law of another jurisdiction). Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New Jersey State court or federal court of the United States of America sitting in New Jersey, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New Jersey State court or, to the extent permitted by law, in such federal court.

5.2. Amendments. This Agreement may not be amended except by written agreement signed by the Company and by the Shareholder.

5.3. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

5.4. Counterparts; Execution. This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement may be executed by facsimile or pdf signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

5.5 Effectiveness and Termination. This Agreement will become effective when the Company has received the counterpart signed by the Shareholder and the Shareholder has received the counterpart signed by the Company and shall terminate in accordance with Section 5.10.

5.6. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court referred to in Section 5.1 hereof, such remedy being in addition to, and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. The parties agree to not seek, and agree to waive, any requirement for the securing or posting of a bond in connection with a party seeking or obtaining any relief pursuant to this Section 5.6.

5.7 Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other proceeding, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 5.7.

5.8 Construction. This Agreement shall be deemed to have been drafted by each of the parties hereto and, consequently, when construing its terms, none of the parties will be deemed to have been the draftsperson. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.9 Termination. If the Merger is consummated, the provisions of this agreement shall continue in accordance with their terms. If the Merger is not consummated, the provisions of this Agreement shall terminate on the Restricted Transfer Terminated Date. Termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

5.10 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the applicable Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of GHB or exercise any power or authority to direct the Shareholder in the voting of any of the Owned Shares, except as otherwise provided herein.

5.11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company to:

ConnectOne Bancorp, Inc.
301 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Attn: Frank Sorrentino III,
Chairman and Chief Executive Officer

with a copy to:

Windels, Marx, Lane & Mittendorf, LLP
120 Albany Street
New Brunswick, New Jersey 08902
Attention: Robert Schwartz

(b) if to a Shareholder, to:

Kenneth J. Torsoe

with a copy to:

Hogan Lovells US, LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Attention: Richard A. Schaberg

5.12 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[signatures pages follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

THE COMPANY

ConnectOne Bancorp, Inc.
	By:	/s/ Frank Sorrentino III
Name: Frank Sorrentino III

THE SHAREHOLDER

Kenneth J. Torsoe
	By:	/s/ Kenneth J. Torsoe
Name: Kenneth J. Torsoe

IRREVOCABLE PROXY

The undersigned (“Torsoe”) hereby (i) irrevocably grants to, and appoints, the Board of Directors of Connectone Bancorp (“ConnectOne”), and any other person designated in writing by the Board of Directors of ConnectOne, and each of them individually, Torsoe’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Torsoe, to vote all of the Shares of ConnectOne common stock received by Torsoe pursuant to the Merger Agreement (as defined below) (the “Covered Shares”) or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this Proxy and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares. The Proxy shall become effective at the Effective Time, and shall remain in effect until such time as the aggregate number of shares held directly or beneficially by Torsoe and certain affiliates/family members, as set forth on Schedule 1 to the Voting Agreement (as defined below) decreases to below the Maximum Threshold. Pursuant to this Proxy, all Covered Shares must be voted in the same manner and in the same proportion as those voting shares of the Surviving Corporation which are not owned by Torsoe.

This Proxy is granted pursuant to that certain Voting and Sell-Down Agreement, dated as of July 11, 2018, by and between ConnectOne and Torsoe (the “Voting Agreement”). For the purposes of this Proxy, “Maximum Threshold” and “Effective Time” have the meaning set forth in the Voting Agreement.

Torsoe hereby affirms that the irrevocable proxy set forth in this Proxy is given in connection with the execution of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among GHB, the ConnectOne, and its wholly owned subsidiary ConnectOne Bank (the “Bank”), providing, among other things, for the merger of GHB with and into the Bank, and that such irrevocable proxy is given to secure the performance of the duties of Torsoe under the Voting Agreement. Torsoe hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the consummation of the transactions contemplated by the Merger Agreement and prior to the termination of the Voting Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of ConnectOne and in every written consent in lieu of such a meeting in the manner set forth in Section 2.1 of the Voting Agreement. Torsoe shall not commit or agree to take any action inconsistent with the foregoing.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy will terminate and become null and void and of no further effect upon the termination of the Voting Agreement.

Dated: July 11, 2018

/s/ Kenneth J. Torsoe
Name: Kenneth J. Torsoe